UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 17, 2005

MATTHEWS INTERNATIONAL CORPORATION
------------------------------------------------------
(Exact name of registrant as specified in its charter)

   Pennsylvania         0-9115     25-0644320
 ----------------------------   -------------   ------------
   (State or other jurisdiction  (Commission  (IRS Employer
      of incorporation)      File Number)  Identification No.)

Two NorthShore Center, Pittsburgh, PA         15212-5851
 ----------------------------------------        ----------
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:   (412) 442-8200
                                 ---------------

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2005 the Company’s shareholders approved adoption of amendments to the 1994 Director Fee Plan, which were adopted by the Company’s Board of Directors on November 16, 2004. In general, the Amendments were adopted to (i) modify the fee structure for director fees payable under the Amended Plan, (ii) add the ability to provide grants of stock options, stock appreciation rights and restricted stock under the Amended Plan, (iii) include certain change of control provisions, (iv) increase the authorized available shares under the Amended Plan to 500,000 shares as of the date of the Amendments, (v) set the term of the Amended Plan to end on November 15, 2014, and (vi) make certain other changes under the Amended Plan.

The Amendments include changes to the annual director fee retainer (the “Retainer”). The Retainer was increased in amount from $18,000 to $30,000. The Amendments also provide that the Retainer can be paid in cash as well as in Common Stock of the Company. Whether the payment is made in cash or Common Stock will be determined by the Nominating and Corporate Governance Committee of the Company (the “Governance Committee”). Whether the Retainer is paid in cash or Common Stock, a director may elect to receive the Retainer in Common Stock or defer the Retainer payment into a deferred Common Stock account.

In addition to the changes in the annual Retainer, meeting fees to be paid under the Amended Plan were modified to be the following:

Board Meeting Fees: $1,500 for attendance at each meeting

           Committee Meeting Fees: $1,000 for attendance at each meeting

Committee Chairperson Retainer Fees: $2,000 (or $3,500 in the case of the Audit Committee Chairperson) for a year of service as a Committee Chairperson

Shareholders' Meeting Fees: $1,500 for attendance at each meeting

The Amendments add provisions to permit the grant of stock options, stock appreciation rights and restricted shares under the Amended Plan. The Amended Plan provides that each director will receive an annual grant of non-statutory stock options, stock appreciation rights and/or restricted shares with a total value of $40,000. The precise awards to be granted and their valuation will be determined by the Governance Committee.

A change was made in the Amended Plan to provide for the accelerated vesting of and extension of time to exercise stock options and stock appreciation rights and the accelerated vesting of restricted shares upon a change in control at the Company.

The Amendments also authorized a total of 500,000 shares to be granted under the Plan as of the date of the Amendments, and set the term of the Amended Plan to end on November 15, 2014.

2

Item 1.01 Entry into a Material Definitive Agreement, continued

There were other changes to the Plan, including allowing a director to name a death beneficiary with respect to the director’s deferred stock account, making changes with respect to hardship withdrawals, and allowing a director to make subsequent elections to further delay payments under a previous deferral made by the director.

A copy of the full text of the Amended Plan is attached hereto as Exhibit 10.1.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MATTHEWS INTERNATIONAL CORPORATION
                                (Registrant)

                            By Steven F. Nicola
                            ----------------------------------
                            Steven F. Nicola
                            Chief Financial Officer,
                            Secretary and Treasurer

Date: February 22, 2005

4

              MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                   EXHIBITS

                                    INDEX

                                  ----------

The following Exhibit to this report is filed herewith.

     Exhibit

       No.        Description

     -------      -----------

10.1        Matthews International Corporation, Director Fee Plan, as

amended through November 16, 2004.